Exhibit 99.1
Oasis Petroleum Inc. Announces First Quarter 2020 Results and Updates 2020 Outlook
Houston, Texas — May 18, 2020 — Oasis Petroleum Inc. (NASDAQ: OAS) (“Oasis” or the “Company”) today announced financial and operating results for the first quarter of 2020 and updated its 2020 outlook.
1Q20 Highlights:
•Delivered net cash provided by operating activities of $107.8 million and Adjusted EBITDA(1) of $167.0 million in 1Q20.
•Produced 80.1 MBoepd in 1Q20, 2% above midpoint guidance, with oil volumes at 54.1 MBopd, 1% above midpoint guidance.
•E&P CapEx(2) was $151.3 million for 1Q20, more than 10% below the Company’s February 2020 guidance.
•LOE per Boe decreased 6% to $6.83 per Boe in 1Q20 as compared to $7.26 per Boe in 4Q19.
•Crude oil differentials were solid over 1Q20, averaging $3.19 off of NYMEX WTI.
•Reduced the total principal of the Company’s senior unsecured notes by $156.8 million during the quarter to $1,825.8 million as of March 31, 2020.
•Total G&A expense and E&P Cash G&A(1) expense decreased by approximately 10% and 12%, respectively, from 1Q19.
Updated 2020 Outlook
•Reducing 2020 E&P CapEx(2) by 50% to 60% as compared to February 2020 guidance of $575 million to $595 million, with expected spending from 2Q20 to 4Q20 of $80 million to $140 million.
•Expecting to generate free cash flow at strip NYMEX WTI prices based on the Company’s revised 2020 plan, as strong hedge position helps protect cash flow.
•2Q20 hedged volumes of 50 MBopd and 2H20 hedged volumes of 38 MBopd drive mark to market value of $262 million as of March 31, 2020.
•Ramped down all drilling and completion activity. Completion activities have shut down with the flexibility to resume the appropriate level of activity in the fall.
•Suspending 2020 volume and operating cost guidance given ongoing uncertainty, continued market volatility and the uncertainty around the size and duration of volume curtailments over the coming months.
•Completed 27 gross operated wells in 1Q20. Most flush production from newly completed wells is currently curtailed to preserve value. Compared to 1Q20 production, volumes in the Williston Basin were reduced by approximately 25% in April. May curtailments are currently expected to be higher than those in April. Oasis has significant flexibility to bring volumes back online and can respond quickly to market dynamics.
•Expected Midstream CapEx has been reduced by approximately 65% to 70%, ranging from $35 million to $40 million in 2020, with approximately 35% attributable to Oasis. See the Oasis Midstream Partners LP (“OMP”) press release issued on May 18, 2020 for more details.
(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below for definitions of all non-GAAP measures included herein and reconciliations to the most directly comparable measures under United States generally accepted accounting principles (“GAAP”).
(2) E&P CapEx includes administrative capital and excludes capitalized interest, midstream CapEx and acquisitions for both 1Q20 actual and plan.
Chairman and Chief Executive Officer, Thomas B. Nusz commented, “We are living in unprecedented times and during this challenging macroeconomic environment and pandemic, Oasis is first and foremost focused on the health and safety of our employees, contractors, and communities. Additionally, Oasis is aligning our operations and capital spending plan with the current market reality. Oasis acted immediately to reduce activity following the sharp oil price declines in March. As we have done in the past, the team took aggressive actions with the goal of better protecting our balance sheet. We dramatically lowered our cost structure in 2019, established a robust hedge position that provides protection to our 2020 cash flow, and materially changed our executive compensation and compensation structure as outlined in our definitive proxy statement filed on March 30, 2020. The aggressive actions we are taking are aimed at preserving liquidity while maintaining optionality for a more normalized pricing environment. Oasis is continuously reviewing its plans and has the ability to make necessary additional adjustments as the unprecedented global macroeconomic dislocation continues to unfold.”

Mr. Nusz continued, “Oasis executed well in the first quarter, building off the positive momentum seen in the back half of 2019. Volumes exceeded expectations while spending and operating costs were significantly lower, driven by further efficiency gains. In the Williston Basin, Oasis continued to enhance returns by optimizing the development program and driving costs lower, all while maintaining industry-leading gas capture rates. In the Delaware Basin, capital efficiency exceeded expectations, allowing Oasis to get wells online sooner than expected at lower costs. The macroeconomic environment changed significantly over the first quarter, but the team delivered exceptionally well.”
Select Financial Metrics
The following table provides select actual metrics from 1Q20 and the associated guidance for 2020:

Metric	1Q20 Actual	Original 2020 Guidance(1)
Differential to NYMEX WTI ($ per Bbl)	$3.19	$2.50 - $3.50
Natural gas realized price (as a % of NYMEX Henry Hub)	97%	90% - 100%
Lease operating expenses ($ per Boe)	$6.83	$7.00 - $7.75
MT&G ($ per Boe)	$4.04
Cash MT&G ($ per Boe)(2)	$4.01	$4.00 - $4.25
G&A ($ in millions)	$31.2
E&P Cash G&A ($ in millions)(2)	$16.7	$60 - $65
Production taxes (as a % of oil and gas revenues)	8.1%	8.0% - 8.3%
___________________
(1)Original 2020 guidance issued on February 25, 2020. Given macroeconomic volatility and uncertainty, 2020 guidance is being suspended and should not be relied upon going forward.
(2)Cash MT&G, a non-GAAP financial measure, is defined as marketing, transportation and gathering expenses excluding non-cash valuation charges on pipeline imbalances. E&P Cash G&A, a non-GAAP financial measure, represents G&A expenses less non-cash equity-based compensation expenses, other non-cash charges and G&A expenses attributable to midstream and other services. See “Non-GAAP Financial Measures” below for reconciliations to the most directly comparable measures under GAAP.

The following table presents select operational and financial data for the periods presented:

	1Q20	4Q19	1Q19
Production data:
Crude oil (Bopd)	54,103	60,108	66,046
Natural gas (Mcfpd)	155,776	163,762	154,005
Total production (Boepd)	80,066	87,401	91,714
Percent crude oil	67.6%	68.8%	72.0%
Average sales prices:
Crude oil, without derivative settlements ($ per Bbl)	$43.22	$53.66	$53.52
Differential to NYMEX WTI ($ per Bbl)	3.19	3.23	1.30
Crude oil, with derivative settlements ($ per Bbl)(1)	44.24	54.96	55.79
Crude oil derivative settlements - net cash receipts ($ in millions)(2)	5.0	7.2	13.5
Natural gas, without derivative settlements ($ per Mcf)(3)	1.86	2.77	3.66
Natural gas, with derivative settlements ($ per Mcf)(1)(3)	1.86	2.85	3.65
Natural gas derivative settlements - net cash receipts (payments) ($ in millions)(2)	—	1.2	(0.1)
Selected financial data ($ in millions):
Revenues:
Crude oil revenues	$212.8	$296.8	$318.1
Natural gas revenues	26.3	41.8	50.7
Purchased oil and gas sales	86.3	71.6	148.5
Midstream revenues	56.4	62.6	48.0
Other services revenues	6.0	11.2	10.4
Total revenues	$387.8	$484.0	$575.7
Net cash provided by operating activities	$107.8	$253.0	$174.9
Adjusted EBITDA(4)	$167.0	$264.0	$269.3
Select operating expenses:
Lease operating expenses	$49.8	$58.4	$58.4
Midstream expenses	13.1	15.1	16.7
Other services expenses	4.9	7.2	7.0
MT&G, including non-cash valuation charges	29.5	32.7	35.0
Non-cash valuation charges	0.2	0.1	2.3
Purchased oil and gas expenses	85.2	71.0	149.9
Production taxes	19.3	26.4	29.6
Depreciation, depletion and amortization	203.8	209.2	189.8
Impairment	4,823.7	9.6	0.6
Total select operating expenses	$5,229.3	$429.6	$487.0
Select operating expenses data:
Lease operating expense ($ per Boe)	$6.83	$7.26	$7.08
MT&G ($ per Boe)	4.04	4.07	4.23
Cash MT&G ($ per Boe)(4)	4.01	4.05	3.96
DD&A ($ per Boe)	27.97	26.01	23.00
G&A ($ per Boe)	4.28	3.14	4.17
E&P Cash G&A ($ per Boe)(4)	2.29	1.51	2.30
Production taxes (as a % of oil and gas revenues)	8.1%	7.8%	8.0%
___________________
(1)Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes.

(2)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(3)Natural gas prices include the value for natural gas and natural gas liquids.
(4)Adjusted EBITDA, Cash MT&G and E&P Cash G&A represent non-GAAP measures. See “Non-GAAP Financial Measures” below for further information and reconciliations to the most directly comparable financial measures under GAAP.
G&A totaled $31.2 million in 1Q20, $34.5 million in 1Q19 and $25.3 million in 4Q19. Amortization of equity-based compensation, which is included in G&A, was $6.8 million, or $0.93 per barrel of oil equivalent (“Boe”), in 1Q20 as compared to $9.0 million, or $1.09 per Boe, in 1Q19 and $7.2 million, or $0.90 per Boe, in 4Q19. G&A for the Company’s E&P segment, excluding G&A expenses attributable to other services, totaled $23.3 million in 1Q20, $27.5 million in 1Q19 and $19.0 million in 4Q19. E&P Cash G&A expenses (non-GAAP), excluding G&A expenses attributable to other services, non-cash equity-based compensation expenses and other non-cash charges, were $2.29 per Boe in 1Q20, $2.30 per Boe in 1Q19 and $1.51 per Boe for 4Q19. For a definition of E&P Cash G&A expenses and a reconciliation of G&A to E&P Cash G&A, see “Non-GAAP Financial Measures” below.
Impairment expense was $4.8 billion in 1Q20 as compared to $0.6 million in 1Q19 and $9.6 million in 4Q19. In 1Q20, the Company recorded impairment charges of $4.4 billion on its proved oil and gas properties in the Williston Basin and the Delaware Basin, $291.3 million on its unproved oil and gas properties, $108.3 million on its midstream assets and $15.8 million on its well services assets. In 1Q19, the Company recorded impairment charges of $0.6 million on its unproved oil and gas properties. No other impairment charges were recorded for the period. In 4Q19, the Company recorded impairment charges of $4.7 million on its unproved oil and gas properties and $4.4 million to adjust the carrying value of equipment held for sale related to exiting the well services business to the estimated fair value less costs to sell.
Interest expense was $95.8 million in 1Q20 as compared to $44.5 million in 1Q19 and $44.7 million in 4Q19. Capitalized interest totaled $2.3 million in 1Q20, $2.8 million in 1Q19 and $2.5 million in 4Q19. Cash Interest (non-GAAP) totaled $93.5 million in 1Q20, $42.6 million in 1Q19 and $40.7 million in 4Q19. For the three months ended March 31, 2020, interest expense and Cash Interest include additional interest charges of $29.3 million per the Fourth Amendment of the Oasis Credit Facility and additional interest charges of $25.9 million for the OMP Credit Facility as discussed under “Liquidity and Balance Sheet” below. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
In 1Q20, the Company recorded an income tax benefit of $254.7 million, resulting in a 5.6% effective tax rate as a percentage of its pre-tax loss for the quarter. In 4Q19, the Company recorded an income tax benefit of $23.9 million, resulting in a 27.1% effective tax rate as a percentage of its pre-tax loss for the quarter.
In 1Q20, the Company reported a net loss of $4,310.9 million, or $13.61 per diluted share, as compared to a net loss of $114.9 million, or $0.37 per diluted share, in 1Q19. Excluding certain non-cash items and their tax effect, Adjusted Net Loss Attributable to Oasis (non-GAAP) was $62.8 million, or $0.20 per diluted share, in 1Q20, as compared to Adjusted Net Income Attributable to Oasis of $19.7 million, or $0.06 per diluted share, in 1Q19. Adjusted EBITDA (non-GAAP) in 1Q20 was $167.0 million, as compared to Adjusted EBITDA of $269.3 million in 1Q19. For definitions of Adjusted Net Income (Loss) Attributable to Oasis and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures, see “Non-GAAP Financial Measures” below.

Capital Expenditures and Completions
The following table depicts the Company’s total capital expenditures (“CapEx”) by category:

1Q20

(In millions)
CapEx:
E&P	$151.1
Other(1)	2.5
Total CapEx before midstream	153.6
Midstream(2)	25.2
Total CapEx(3)	$178.8
___________________
(1)Other CapEx includes administrative capital of $0.2 million and capitalized interest of $2.3 million.
(2)Midstream CapEx attributable to OMP was $17.2 million for 1Q20.
(3)Total CapEx reflected in the table above differs from the amounts shown in the statements of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for CapEx, while the amounts presented in the statements of cash flows is presented on a cash basis.
Oasis completed 27 gross (20.7 net) operated wells and 0.6 net non-operated wells during 1Q20. Completions included 18 gross (11.7 net) operated wells in the Williston Basin and 9 gross (9.0 net) operated wells in the Delaware Basin.
Liquidity and Balance Sheet
As of March 31, 2020, Oasis had cash and cash equivalents of $134.0 million, total elected commitments under its revolving credit facility (the “Oasis Credit Facility”) of $1,100.0 million and total elected commitments under the revolving credit facility among OMP, as parent, OMP Operating LLC, a subsidiary of OMP, as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders party thereto (the “OMP Credit Facility”) of $575.0 million. In addition, Oasis had $522.0 million of borrowings and $18.9 million of outstanding letters of credit issued under the Oasis Credit Facility and $487.5 million of borrowings and a $1.7 million outstanding letter of credit issued under the OMP Credit Facility.
On April 24, 2020, Oasis completed its spring redetermination of its borrowing base under the Oasis Credit Facility and entered into that certain Limited Waiver and Fourth Amendment (the “Fourth Amendment”) to the Oasis Credit Facility. As a result, Oasis’s borrowing base decreased from $1,300.0 million to $625.0 million and aggregate elected commitments were set at the level of the borrowing base. The next redetermination under the Oasis Credit Facility is scheduled for October 1, 2020. The following additional reductions under the Oasis Credit Facility will be effective on June 1, 2020 (the “June Reduction”) and July 1, 2020 (the “July Reduction”), respectively: (1) the June Reduction consists of borrowing base and aggregate elected commitment amount reductions from $625.0 million to $612.5 million, and (2) the July Reduction consists of additional borrowing base and aggregate elected commitment amount reductions from $612.5 million to $600.0 million. In addition, the Fourth Amendment amended the financial covenants under the Oasis Credit Facility to provide that the Company’s Current Ratio (as defined in the Oasis Credit Facility) has been waived for the fiscal quarter ending June 30, 2020 and the Company’s Ratio of Total Debt to EBITDAX (as defined in the Oasis Credit Facility) shall not, for the four quarter period ended on the last day of each fiscal quarter, be greater than 4.00 to 1.00.
As a result of ongoing internal oversight processes, OMP Operating LLC identified that a Control Agreement (as defined in the OMP Credit Facility) had not been executed for a certain bank account (the “JPM Account”) held at JPMorgan Chase Bank, N.A. (“JPMorgan”), who is a lender under the OMP Credit Facility. The Control Agreement serves to establish a lien in favor of the lenders under the OMP Credit Facility with respect to the JPM Account. On May 11, 2020, OMP Operating LLC executed a Control Agreement with both the administrative agent and JPMorgan, thereby completing the documentation required under the OMP Credit Facility. Despite the Control Agreement’s execution, the failure to have had it in place before the JPM Account was initially funded with cash represents a past Event of Default (as defined in the OMP Credit Facility). On May 15, 2020, OMP Operating LLC entered into a limited waiver (the “Limited Waiver”) of this past Event of Default, which provides forbearance of additional interest owed arising from this past Event of Default until the earlier to occur of (i) November 10, 2020 and (ii) an Event of Default. Pursuant to the Limited Waiver, OMP Operating LLC recorded an additional interest charge of approximately $25.9 million in the unaudited condensed consolidated financial statements as of March 31, 2020.

Hedging Activity
The Company’s crude oil contracts will settle monthly based on the average NYMEX West Texas Intermediate crude oil index price (“NYMEX WTI”) for fixed price swaps and two-way and three-way costless collars. As of May 18, 2020, the Company had the following outstanding commodity derivative contracts:

	Three Months Ending	Six Months Ending
	June 30, 2020	December 31, 2020	June 30, 2021
Crude Oil (Volume in MBopd)
Fixed Price Swaps
Volume	25.0	11.0	—
Price ($ per Bbl)	$57.44	$56.27	$—
Two-Way Collars
Volume	9.0	8.0	—
Floor ($ per Bbl)	$50.83	$51.38	$—
Ceiling ($ per Bbl)	$60.31	$59.33	$—
Three-Way Collars
Volume	16.0	19.0	4.0
Sub-Floor ($ per Bbl)	$41.88	$40.00	$40.00
Floor ($ per Bbl)	$55.23	$51.76	$50.00
Ceiling ($ per Bbl)	$64.72	$62.86	$62.13
Total Crude Oil Volume	50.0	38.0	4.0
The March 2020 crude oil derivative contracts settled at a net $32.4 million received in April 2020 and will be included in the Company’s 2Q20 derivative settlements.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and conference call:

Date:	Monday, May 18, 2020
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/34888
Or:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	2708285
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Monday, May 25, 2020 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10144348
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release, as well as the impact of the novel coronavirus 2019 (“COVID-19”) pandemic on our operations. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the COVID-19 pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers, and communities, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the previously announced assignment by Oasis of Delaware Basin midstream assets to OMP, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the U.S. Securities and Exchange Commission. Additionally, the actions of foreign oil producers (most notably Saudi Arabia and Russia) to increase crude oil production, the unprecedented nature of the current economic downturn, the COVID-19 pandemic and the related decline of the crude oil exploration and production industry may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Because considerable uncertainty exists with respect to foreign oil production and the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, we cannot predict whether or when crude oil production and economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of onshore, unconventional crude oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2020	December 31, 2019

	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$134,002	$20,019
Accounts receivable, net	220,654	371,181
Inventory	33,000	35,259
Prepaid expenses	8,404	10,011
Derivative instruments	258,290	535
Other current assets	270	346
Total current assets	654,620	437,351
Property, plant and equipment
Oil and gas properties (successful efforts method)	9,321,389	9,463,038
Other property and equipment	1,383,856	1,279,653
Less: accumulated depreciation, depletion, amortization and impairment	(8,556,566)	(3,764,915)
Total property, plant and equipment, net	2,148,679	6,977,776
Assets held for sale, net	5,109	21,628
Derivative instruments	3,371	639
Long-term inventory	14,053	13,924
Operating right-of-use assets	16,023	18,497
Other assets	27,980	29,438
Total assets	$2,869,835	$7,499,253

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$14,902	$17,948
Revenues and production taxes payable	153,011	233,090
Accrued liabilities	244,131	281,079
Accrued interest payable	75,652	37,388
Derivative instruments	—	19,695
Advances from joint interest partners	4,941	4,598
Current operating lease liabilities	4,301	6,182
Other current liabilities	1,736	2,903
Total current liabilities	498,674	602,883
Long-term debt	2,777,932	2,711,573
Deferred income taxes	12,680	267,357
Asset retirement obligations	57,339	56,305
Derivative instruments	—	120
Operating lease liabilities	17,169	17,915
Other liabilities	5,213	6,019
Total liabilities	3,369,007	3,662,172
Commitments and contingencies
Stockholders’ equity (deficit)
Common stock, $0.01 par value: 900,000,000 shares authorized; 328,033,490 shares issued and 324,124,592 shares outstanding at March 31, 2020 and 324,198,057 shares issued and 321,231,319 shares outstanding at December 31, 2019	3,221	3,189
Treasury stock, at cost: 3,908,898 and 2,966,738 shares at March 31, 2020 and December 31, 2019, respectively	(36,189)	(33,881)
Additional paid-in capital	3,119,054	3,112,384
Retained earnings (accumulated deficit)	(3,756,825)	554,446
Oasis share of stockholders’ equity (deficit)	(670,739)	3,636,138
Non-controlling interests	171,567	200,943
Total stockholders’ equity (deficit)	(499,172)	3,837,081
Total liabilities and stockholders’ equity (deficit)	$2,869,835	$7,499,253

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2020	2019

	(In thousands, except per share data)
Revenues
Oil and gas revenues	$239,128	$368,782
Purchased oil and gas sales	86,278	148,471
Midstream revenues	56,411	48,021
Other services revenues	5,981	10,458
Total revenues	387,798	575,732
Operating expenses
Lease operating expenses	49,769	58,444
Midstream expenses	13,084	16,729
Other services expenses	4,931	6,970
Marketing, transportation and gathering expenses	29,464	34,950
Purchased oil and gas expenses	85,203	149,904
Production taxes	19,326	29,618
Depreciation, depletion and amortization	203,755	189,833
Exploration expenses	1,168	830
Impairment	4,823,678	629
General and administrative expenses	31,174	34,459
Total operating expenses	5,261,552	522,366
Gain (loss) on sale of properties	11,226	(2,922)
Operating income (loss)	(4,862,528)	50,444
Other income (expense)
Net gain (loss) on derivative instruments	285,322	(117,611)
Interest expense, net of capitalized interest	(95,757)	(44,468)
Gain on extinguishment of debt	83,887	—
Other income (expense)	63	(46)
Total other income (expense), net	273,515	(162,125)
Loss before income taxes	(4,589,013)	(111,681)
Income tax benefit	254,738	3,703
Net loss including non-controlling interests	(4,334,275)	(107,978)
Less: Net income (loss) attributable to non-controlling interests	(23,414)	6,904
Net loss attributable to Oasis	$(4,310,861)	$(114,882)
Loss attributable to Oasis per share:
Basic	$(13.61)	$(0.37)
Diluted	(13.61)	(0.37)
Weighted average shares outstanding:
Basic	316,828	314,464
Diluted	316,828	314,464

Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2020	2019

	(In thousands)
Cash flows from operating activities:
Net loss including non-controlling interests	$(4,334,275)	$(107,978)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	203,755	189,833
Gain on extinguishment of debt	(83,887)	—
(Gain) loss on sale of properties	(11,226)	2,922
Impairment	4,823,678	629
Deferred income taxes	(254,677)	(3,547)
Derivative instruments	(285,322)	117,611
Equity-based compensation expenses	6,807	9,013
Deferred financing costs amortization and other	6,188	6,930
Working capital and other changes:
Change in accounts receivable, net	149,819	(71,083)
Change in inventory	(4,300)	(3,184)
Change in prepaid expenses	635	1,505
Change in accounts payable, interest payable and accrued liabilities	(106,145)	36,666
Change in other assets and liabilities, net	(3,275)	(4,391)
Net cash provided by operating activities	107,775	174,926
Cash flows from investing activities:
Capital expenditures	(147,601)	(237,448)
Proceeds from sale of properties	11,813	—
Derivative settlements	5,020	13,446
Net cash used in investing activities	(130,768)	(224,002)
Cash flows from financing activities:
Proceeds from revolving credit facilities	545,000	420,000
Principal payments on revolving credit facilities	(331,000)	(368,000)
Repurchase of senior unsecured notes	(68,040)	—
Deferred financing costs	—	(43)
Purchases of treasury stock	(2,308)	(4,261)
Distributions to non-controlling interests	(6,028)	(4,937)
Payments on finance lease liabilities	(648)	(256)
Other	—	(175)
Net cash provided by financing activities	136,976	42,328
Increase (decrease) in cash and cash equivalents	113,983	(6,748)
Cash and cash equivalents:
Beginning of period	20,019	22,190
End of period	$134,002	$15,442
Supplemental non-cash transactions:
Change in accrued capital expenditures	$25,333	$(23,686)
Change in asset retirement obligations	1,084	2,016

Non-GAAP Financial Measures
Cash MT&G Reconciliation
Cash MT&G is defined as the total marketing, transportation and gathering expenses less non-cash valuation charges on pipeline imbalances. Cash MT&G is not a measure of marketing, transportation and gathering expenses as determined by GAAP. Management believes that the presentation of Cash MT&G provides useful additional information to investors and analysts to assess the cash costs incurred to get its commodities to market without regard for the change in value of its pipeline imbalances, which vary monthly based on commodity prices. The following table presents a reconciliation of the GAAP financial measure of marketing, transportation and gathering expenses to the non-GAAP financial measure of Cash MT&G for the periods presented:

	Three Months Ended March 31,
	2020	2019

	(In thousands)
Marketing, transportation and gathering expenses	$29,464	$34,950
Pipeline imbalances	(245)	(2,275)
Cash MT&G	$29,219	$32,675
E&P Cash G&A Reconciliation
E&P Cash G&A is defined as the general and administrative expenses less non-cash equity-based compensation expenses, other non-cash charges and G&A expenses attributable to other services, including midstream and other services, such as equipment rentals and well services. E&P Cash G&A is not a measure of general and administrative expenses as determined by GAAP. Management believes that the presentation of E&P Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to equity-based compensation programs, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of general and administrative expenses to the non-GAAP financial measure of E&P Cash G&A for the periods presented:

	Three Months Ended March 31,
	2020	2019

	(In thousands)
General and administrative expenses	$31,174	$34,459
Equity-based compensation expenses	(6,621)	(8,580)
G&A expenses attributable to midstream and other services(1)	(7,888)	(6,932)
E&P Cash G&A	$16,665	$18,947
___________________
(1)For the three months ended March 31, 2020, G&A expenses attributable to other services include $0.8 million of severance expenses as the Company exited the well services business.
Cash Interest and E&P Cash Interest Reconciliations
Cash Interest is defined as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense, and E&P Cash Interest as total Cash Interest less Cash Interest attributable to OMP. E&P Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of E&P Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on its debt to finance its E&P activities, excluding non-cash amortization, and its ability to maintain compliance with its debt covenants.

The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measures of Cash Interest and E&P Cash Interest for the periods presented:

	Three Months Ended March 31,
	2020(1)(2)	2019

	(In thousands)
Interest expense	$95,757	$44,468
Capitalized interest	2,287	2,818
Amortization of deferred financing costs	(1,699)	(1,770)
Amortization of debt discount	(2,839)	(2,884)
Cash Interest	93,506	42,632
Cash Interest attributable to OMP	(30,232)	(3,590)
E&P Cash Interest	$63,274	$39,042
___________________
(1)For the three months ended March 31, 2020, interest expense, Cash Interest and E&P Cash Interest include additional interest charges of $29.3 million per the Fourth Amendment of the Oasis Credit Facility. The Fourth Amendment provides for forbearance of such additional interest until the earlier to occur of (i) October 24, 2020 and (ii) an event of default.
(2)For the three months ended March 31, 2020, interest expense and Cash Interest include additional interest charges for the OMP Credit Facility of $25.9 million. The Limited Waiver provides for forbearance of such additional interest until the earlier to occur of (i) November 10, 2020 and (ii) an Event of Default.
Adjusted EBITDA Reconciliation
The Company defines Adjusted EBITDA as earnings (loss) before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. Adjusted EBITDA is not a measure of net income (loss) or cash flows as determined by GAAP. Management believes that the presentation of Adjusted EBITDA provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance and ability to generate cash from its business operations without regard to its financing methods or capital structure coupled with its ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by operating activities to the non-GAAP financial measure of Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
	2020	2019

	(In thousands)
Net loss including non-controlling interests	$(4,334,275)	$(107,978)
(Gain) loss on sale of properties	(11,226)	2,922
Gain on extinguishment of debt	(83,887)	—
Net (gain) loss on derivative instruments	(285,322)	117,611
Derivative settlements(1)	5,020	13,446
Interest expense, net of capitalized interest	95,757	44,468
Depreciation, depletion and amortization	203,755	189,833
Impairment	4,823,678	629
Exploration expenses	1,168	830
Equity-based compensation expenses	6,807	9,013
Income tax benefit	(254,738)	(3,703)
Other non-cash adjustments	245	2,275
Adjusted EBITDA	166,982	269,346
Adjusted EBITDA attributable to non-controlling interests	15,059	10,203
Adjusted EBITDA attributable to Oasis	$151,923	$259,143

Net cash provided by operating activities	$107,775	$174,926
Derivative settlements(1)	5,020	13,446
Interest expense, net of capitalized interest	95,757	44,468
Exploration expenses	1,168	830
Deferred financing costs amortization and other	(6,188)	(6,930)
Current tax benefit	(61)	(156)
Changes in working capital	(36,734)	40,487
Other non-cash adjustments	245	2,275
Adjusted EBITDA	166,982	269,346
Adjusted EBITDA attributable to non-controlling interests	15,059	10,203
Adjusted EBITDA attributable to Oasis	$151,923	$259,143
___________________
(1)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
Segment Adjusted EBITDA and E&P Free Cash Flow Reconciliations
The Company defines E&P Free Cash Flow as Adjusted EBITDA for its exploration and production segment plus distributions to Oasis for its ownership of (i) OMP limited partner units, (ii) a controlling interest in OMP’s general partner, OMP GP LLC, and (iii) retained interests in Bobcat DevCo LLC and Beartooth DevCo LLC; less E&P Cash Interest, capital expenditures for E&P and other, excluding capitalized interest, and midstream capital expenditures attributable to its retained interests in Bobcat DevCo LLC and Beartooth DevCo LLC. E&P Free Cash Flow is not a measure of net income (loss) or cash flows as determined by GAAP. Management believes that the presentation of E&P Free Cash Flow provides useful additional information to investors and analysts for assessing the financial performance of its E&P business as compared to its peers and its ability to generate cash from its E&P operations and midstream ownership interests after interest and capital spending. In addition, E&P Free Cash Flow excludes changes in operating assets and liabilities that relate to the timing of cash receipts and disbursements, which the Company may not control, and changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes including non-controlling interests to the non-GAAP financial measure of Adjusted EBITDA for the Company’s two reportable business segments and to the non-GAAP financial measure of E&P Free Cash Flow for its exploration and production segment for the periods presented:

Exploration and Production(1)
	Three Months Ended March 31,
	2020	2019

	(In thousands)
Loss before income taxes including non-controlling interests	$(4,513,257)	$(156,039)
(Gain) loss on sale of properties	(11,226)	2,922
Gain on extinguishment of debt	(83,887)	—
Net (gain) loss on derivative instruments	(285,322)	117,611
Derivative settlements(2)	5,020	13,446
Interest expense, net of capitalized interest	65,500	40,720
Depreciation, depletion and amortization	198,654	186,012
Impairment	4,715,394	629
Exploration expenses	1,168	830
Equity-based compensation expenses	6,596	8,755
Other non-cash adjustments	245	2,275
Adjusted EBITDA	98,885	217,161
Distributions to Oasis from OMP and DevCo interests(3)	39,772	35,029
E&P Cash Interest(4)	(63,274)	(39,042)
E&P and other capital expenditures	(153,629)	(169,686)
Midstream capital expenditures attributable to DevCo interests	(7,441)	(5,255)
Capitalized interest	2,287	2,818
E&P Free Cash Flow(4)	$(83,400)	$41,025
___________________
(1)In the first quarter of 2020, the Company exited the well services business. Because the well services business will not continue to be a separate reportable business segment going forward, it is included in the E&P business segment in the table above. Prior period amounts have been restated to reflect the change in reportable segments.
(2)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(3)Represents distributions to Oasis for the Company’s ownership of (i) OMP limited partner units, (ii) a controlling interest in OMP’s general partner, OMP GP LLC, and (iii) retained interests in Bobcat DevCo LLC and Beartooth DevCo LLC.
(4)For the three months ended March 31, 2020, E&P Cash Interest and E&P Free Cash Flow include the impact of additional interest charges of $29.3 million per the Fourth Amendment of the Oasis Credit Facility. The Fourth Amendment provides for forbearance of such additional interest until the earlier to occur of (i) October 24, 2020 and (ii) an event of default.

Midstream
	Three Months Ended March 31,
	2020	2019

	(In thousands)
Income (loss) before income taxes including non-controlling interests	$(72,709)	$46,058
Interest expense, net of capitalized interest	30,257	3,748
Depreciation, depletion and amortization	10,403	9,187
Impairment	108,284	—
Equity-based compensation expenses	428	465
Adjusted EBITDA	$76,663	$59,458

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share Reconciliations
Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income (loss) attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented:

	Three Months Ended March 31,
	2020	2019

	(In thousands, except per share data)
Net loss attributable to Oasis	$(4,310,861)	$(114,882)
(Gain) loss on sale of properties	(11,226)	2,922
Gain on extinguishment of debt	(83,887)	—
Net (gain) loss on derivative instruments	(285,322)	117,611
Derivative settlements(1)	5,020	13,446
Impairment(2)	4,797,530	629
Additional interest charges(3)(4)	55,263	—
Amortization of deferred financing costs(5)	1,611	1,770
Amortization of debt discount	2,839	2,884
Other non-cash adjustments	245	2,275
Tax impact(6)	(1,061,518)	(6,921)
Deferred tax asset valuation allowance adjustment(7)	827,502	—
Adjusted Net Income (Loss) Attributable to Oasis	$(62,804)	$19,734

Diluted loss attributable to Oasis per share	$(13.61)	$(0.37)
(Gain) loss on sale of properties	(0.04)	0.01
Gain on extinguishment of debt	(0.26)	—
Net (gain) loss on derivative instruments	(0.90)	0.37
Derivative settlements(1)	0.02	0.04
Impairment(2)	15.12	—
Additional interest charges(3)(4)	0.17	—
Amortization of deferred financing costs(5)	0.01	0.01
Amortization of debt discount	0.01	0.01
Other non-cash adjustments	—	0.01
Tax impact(6)	(3.33)	(0.02)
Deferred tax asset valuation allowance adjustment(7)	2.61	—
Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share	$(0.20)	$0.06

Diluted weighted average shares outstanding(8)	317,266	314,578

Effective tax rate applicable to adjustment items(6)	23.7%	4.9%
___________________
(1)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(2)For the three months ended March 31, 2020, OMP recorded impairment expense of $101.8 million, which is included in the Company’s unaudited condensed consolidated financial statements. The portion of OMP impairment expense attributable to non-controlling interests of $26.1 million is excluded from impairment expense in the table above for the three months ended March 31, 2020.
(3)For the three months ended March 31, 2020, the Company accrued additional interest charges of $29.3 million per the Fourth Amendment of the Oasis Credit Facility. The Fourth Amendment provides for forbearance of such additional interest until the earlier to occur of (i) October 24, 2020 and (ii) an event of default.
(4)For the three months ended March 31, 2020, the Company accrued additional interest charges for the OMP Credit Facility of $25.9 million. The Limited Waiver provides for forbearance of such additional interest until the earlier to occur of (i) November 10, 2020 and (ii) an Event of Default.
(5)The portion of amortization of deferred financing costs attributable to non-controlling interests of $0.1 million is excluded from amortization of deferred financing costs in the table above for the three months ended March 31, 2020.
(6)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(7)Deferred tax asset valuation allowance is adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes the impact of the valuation allowance.
(8)The Company included 114,000 unvested stock awards for the three months ended March 31, 2019 in computing Adjusted Diluted Earnings Attributable to Oasis Per Share due to the dilutive effect under the treasury stock method. No unvested stock awards were included in computing Adjusted Diluted Loss Attributable to Oasis Per Share for the three months ended March 31, 2020 because the effect was anti-dilutive due to the Adjusted Net Loss Attributable to Oasis.